EXHIBIT 23(b)





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------




We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12031) and related Prospectus of Cousins Properties Incorporated, in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-60350) and related Prospectus pertaining to the Dividend Reinvestment Plan of Cousins Properties Incorporated, in the Registration Statement (Form S-8 No. 33-56787) and related Prospectus pertaining to the 1989 Stock Option Plan of Cousins Properties Incorporated, in the Registration Statement (Form S-8 No. 33-41927) and related Prospectus pertaining to the 1989 Stock Option Plan, 1987 Restricted Stock Plan for Outside Directors and Incentive Stock Option Plan of Cousins Properties Incorporated, in the Registration Statement (Form S-8 No. 333-67887) and related Prospectus pertaining to the 1995 Stock Incentive Plan of Cousins Properties Incorporated, in the Registration Statement (Form S-8 No. 333-42007) and related Prospectus pertaining to the 1995 Stock Incentive Plan of Cousins Properties Incorporated, in the Registration Statements (Form S-3 No. 333-48841 and No. 333-46676) and related Prospectus pertaining to the Dividend Reinvestment Plan of Cousins Properties Incorporated, and in the Registration Statement (Form S-8 No. 333-92089) and related Prospectus pertaining to the 1999 Incentive Stock Plan of Cousins Properties Incorporated (Form S-8 No. 333-68010) of our report dated February 7, 2003, with respect to the financial statements and schedule of CSC Associates, L.P., included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2002.




                                                       ERNST & YOUNG LLP




Atlanta, Georgia
March 24, 2003